Exhibit 10.1

Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

PLACEMENT AGENCY AGREEMENT

December 6, 2011

Michael S. Weiss
Chairman
TG Therapeutics, Inc.
787 Seventh Avenue, 48th Floor
New York, New York 10019

Dear Michael:

OPN Capital Markets ("**OPN**") and its affiliated broker-dealer, National Securities Corporation (the "**Placement Agent**") (collectively, the "**Agents**"), hereby confirm their agreement (the "**Agreement**") with TG Therapeutics, Inc. (the "**Company**"), as follows:

1. Offering.

(a) The Agents propose to act as exclusive agents for the Company whereby the Agents shall undertake on an exclusive basis investment banking and financial advisory services to the Company with respect to identifying, analyzing, structuring, negotiating and consummating one or several financings as requested by the Company. It is understood that those services and deliverables contemplated under this Agreement include, but are not limited to, the Company seeking to raise up to $25 million of capital from a series of accredited investors.

(b) The Agents' efforts to raise capital will be made on a "reasonable best efforts" basis. Shares of the Company's convertible bridge preferred stock, $0.001 par value per share (the "Shares"), will be offered commencing on the date of the Memorandum (as defined hereafter) until the earlier of (i) that date upon which the Company has accepted subscriptions for the Maximum Offering or (ii) January 26, 2012, unless terminated at an earlier time or extended by the mutual agreement of the Company and the Agents for up to an additional 90 days (the "**Offering Period**"). The date on which the Offering Period shall terminate shall be referred to as the "**Termination Date**."

(c) The Minimum Offering shall be $15 million or such lesser amount as shall be sufficient to exercise the License Option. Notwithstanding the foregoing, no initial or any additional closing of the Offering ("Initial Closing" or together with Initial Closing, each a "Closing" as defined in the Memorandum) shall occur unless, immediately following each and any closing, Opus Point Partners, LLC and any of its affiliates shall hold collectively less than 50 percent of the outstanding voting securities of the Company.

(d) The Agents shall not tender to the Company and the Company shall not accept subscriptions for, or sell shares to, any persons or entities who do not qualify as "accredited investors," as such term is defined in Rule 501 of Regulation D promulgated under Section 4(2) of the Securities Act of 1933, as amended (the "**Securities Act**").

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Opus National Capital Markets
Securities Offered Through National Securities Member FINRA/SIPC

(e) The offering of the Shares will be made by the Company solely pursuant to the Disclosure Materials, which at all times will be in form and substance acceptable to the Agents and their counsel and contain such legends and other information that the Agents and their counsel may, from time to time, deem necessary and desirable to be set forth therein. **"Disclosure Materials"** as used in this Agreement means that certain Confidential Private Placement Memorandum, dated December 1, 2011, as such may be amended, inclusive of all exhibits thereto and documents included therein (the **"Memorandum"**). Unless otherwise defined, each term used in this Agreement will have the same meaning as set forth in the Memorandum.

2. Representations, Warranties and Covenants of the Placement Agent. The Agents hereby represent, warrant and covenant to the Company that:

(a) The Placement Agent is and will remain during the term of this Agreement, a duly registered broker-dealer pursuant to the Securities Exchange Act of 1934, as amended and the rules and regulations promulgated thereunder (the **"Exchange Act"**), and a member in good standing of the Financial Industry Regulatory Authority (**"FINRA"**).

(b) The Agents shall not engage in any form of general solicitation or general advertising that is prohibited by Regulation D as promulgated under Section 4(2) of the Securities Act (**"Regulation D"**) in connection with the Offering. Neither the Agents, their affiliates, nor any person acting on the Agents' or their affiliates' behalf have made or will make any offers or sales of any security or solicitations of any offers to buy any security through means other than the Disclosure Materials.

3. Representations, Warranties and Covenants of the Company. The Company hereby represents and warrants to the Agents as follows:

(a) The Disclosure Materials haves been diligently prepared by the Company, in conformity with all applicable laws, and is in compliance with Regulation D and the requirements of all other rules and regulations (the **"Regulations"**) of the Securities and Exchange Commission (the **"SEC"**) relating to offerings of the type contemplated by the Offering, and the applicable securities laws and the rules and regulations of those jurisdictions wherein the Shares are to be offered and sold. With respect to actions taken by the Company, the Shares will be offered and sold pursuant to the registration exemption provided by Regulation D and Section 4(2) of the Securities Act as a transaction not involving a public offering and the requirements of any other applicable state securities laws and the respective rules and regulations thereunder in those jurisdictions in which the Agents notify the Company that the Shares are being offered for sale. The Company has not taken nor will it take any action which conflicts with the conditions and requirements of, or which would make unavailable with respect to the Offering, the exemption(s) from registration available pursuant to Regulation D or Section 4(2) of the Securities Act, and knows of no reason why any such exemption would be otherwise unavailable to it. The Company has not been subject to any order, judgment or decree of any court of competent jurisdiction temporarily, preliminarily or permanently enjoining it for failing to comply with Regulation D.

(b) The Disclosure Materials do not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. None of the statements, documents, certificates or other items prepared or supplied by the

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Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

Company with respect to the transactions contemplated hereby contains an untrue statement of a material fact or omits to state a material fact necessary to make the statements contained therein not misleading in light of the circumstances in which they were made. There is no fact which the Company has not disclosed to the Agents and their counsel in writing and of which the Company is aware which materially adversely affects or could materially adversely affect the business prospects, financial condition, operations, property or affairs of the Company or any of its subsidiaries.

(c) Except for the compensation set forth in this Agreement and described in the Memorandum, the Company is not obligated to pay, and has not obligated the Agents to pay, a finder's or origination fee in connection with the Offering, and hereby agrees to indemnify the Agents from any such claim made by any other person as more fully set forth in Section 9 hereof. The Company has not offered for sale or solicited offers to purchase the shares except for negotiations with Agents. No person has any right to participate in any offer, sale or distribution of the Company's securities to which the Agents' rights, described herein, shall apply (other than the Company retains the right to engage additional third party placement agents for the Offering).

(d) The Company has all requisite corporate power and authority to (i) enter into and perform its obligations under this Agreement and (ii) issue, sell and deliver the securities comprising the Shares, the Warrants and the Agents' Warrants. This Agreement has been duly authorized, executed and delivered and constitutes valid and binding obligations of the Company, enforceable against the Company in accordance with its terms (i) except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect related to laws affecting creditors' rights generally, including the effect of statutory and other laws regarding fraudulent conveyances and preferential transfers, and except that no representation is made herein regarding the enforceability of the Company's obligations to provide indemnification and contribution remedies under the securities laws and (ii) subject to the limitations imposed by general equitable principles (regardless of whether such enforceability is considered in a proceeding at law or in equity).

(e) The Company shall file a Form D with respect to the securities comprising the Shares, the Warrants and the Agents' Warrants as required under Regulation D promulgated under the Securities Act and shall provide a copy thereof to the Agents, promptly after such filing. The Company shall assist the legal counsel of the Agents in qualifying the Shares for sale to the Investors under applicable securities or "blue sky" laws of the states of the United States (or to obtain an exemption from such qualification), and shall pay all fees and expenses of such counsel in connection therewith, including, but not limited to, all state filing fees and such counsel's legal fees and expenses as further provided in Section 4 hereto.

(f) To the best knowledge of the Company, neither the sale of the Shares by the Company nor its use of the proceeds thereof will violate the Trading with the Enemy Act, as amended, or any of the foreign assets control regulations of the United States Treasury Department (31 CFR, Subtitle B, Chapter V, as amended) or any enabling legislation or executive order relating thereto. Without limiting the foregoing, the Company is not (a) a person whose property or interests in property are blocked pursuant to Section 1 of Executive Order 13224 of September 23, 2001 Blocking Property and Prohibiting Transactions with Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)) or (b) a person who engages in any dealings or transactions, or be otherwise associated, with any such person. To

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Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

the best knowledge of the Company, the Company is in compliance, in all material respects, with the USA Patriot Act of 2001 (signed into law October 26, 2001).

4. Agents' Appointment and Compensation.

(a) The Company hereby appoints the Agents as its agent in connection with the Offering. The Company acknowledges that the Agents may engage other FINRA member firms as subagents or selected dealers to fulfill its agency hereunder provided that such subagents or selected dealers are compensated solely by the Agents. The Company has not and will not make, or permit to be made, any offers or sales of the shares other than through the Agents without the Agents' prior written consent (other than the Company retains the right to engage additional third party placement agents for the Offering). The Company shall pay a commission, not expected to exceed ten percent (10%) of the aggregate commission paid to the Agents, to a third party on the gross proceeds of the Offering attributed to purchasers introduced to the Company by such third party. Such commission, if payable, will consist of a cash commission equal to ten percent (10%) of the gross proceeds of the Offering attributed to purchasers introduced to the Company by such third party and a warrant to purchase that number of shares of Common Stock equal to ten percent (10%) of the aggregate number of the Shares sold in the Offering to purchasers introduced to the Company by the third party. If any such commission is payable, there shall be no additional commission due to the Agents for the issuance of Shares to such purchasers. The Agents have no obligation to purchase any of the Shares.

(b) The Company will cause to be delivered to the Agents copies of the Disclosure Materials and has consented, and hereby consents, to the use of such copies for the purposes permitted by the Securities Act and applicable securities laws, and hereby authorizes the Agents and their agents, employees and selected dealers to use the Disclosure Materials in connection with the sale of the Shares until termination of this Agreement, and no other person or entity is or will be authorized to give any information or make any representations other than those contained in the Disclosure Materials or to use any offering materials other than those contained in the Disclosure Materials.

(c) The Company will cooperate with the Agents by making available to its representatives such information as may be requested in making a reasonable investigation of the Company and its affairs and shall provide access to such employees as shall be reasonably requested.

(d) The Company shall pay to the Agents a fee equal to ten percent (10%) of all equity funds raised in the private markets (the "**Agents' Fee**").

(e) As additional compensation hereunder, the Company will issue to the Agents or their designees, for nominal consideration, warrants to purchase a number of shares of Common Stock equal to 10% of the aggregate number of fully diluted or as converted shares of Common Stock as shall have been purchased in any common stock, preferred stock or convertible debt offering by the financing sources (the "**Agents' Warrants**"). The Agents' Warrants shall be exercisable for five (5) years from the date of. In connection with the Offering, the Company will issue to the Agents or their designees the Agents' Warrants to purchase that number of shares of Common Stock equal to ten percent (10%) of the aggregate number of fully diluted or as converted Shares sold in the Offering, at an exercise price of $2.48 per share, which represents

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Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

110% of the purchase price of the Shares sold in the Offering. If the Common Stock of the Company is not traded on an Over-the-Counter Bulletin Board or a national securities exchange on or before the first anniversary of the Initial Closing of the Offering, then shares underlying the Agents' Warrants shall be adjusted by multiplying the number of warrant shares immediately prior to the first anniversary by two (2).

(f) The Placement Agent shall also receive a non-accountable expense allowance equal to two percent (2%) of the gross proceeds raised at each Closing (the "**Agent Expense Allowance**"), which shall cover all of the costs and expenses of the Agents (including legal fees of the Agent's counsel in excess of the "cap" referenced below, travel costs, due diligence costs and marketing expenses, including expenses related to Company presentations). Payment of the Agent Expense Allowance will be made out of the proceeds of subscriptions for the Shares sold at each Closing. The Agent Expense Allowance shall not cover (i) up to $40,000 of the Agents' legal expenses ($7,500 of which has previously been paid) that the Company shall be required to reimburse at the Initial Closing (the "**Agent Legal Expense Reimbursement**") or (ii) the Blue Sky Expenses (as defined below). The Agents will not bear any of the Company's legal, accounting, printing or other expenses incurred in connection with any transaction contemplated hereby.

(g) The Company shall also pay to the Agents the Agents' Fee and Agents' Warrants, calculated according to the percentage set forth in Sections 4(d) and 4(e), respectively, of this Agreement, if, during a period of twelve (12) months following termination of this Agreement (the "**Tail Period**"), the Company signs a definitive agreement with respect to an investment by any party introduced (directly or indirectly) to the Company by the Agents (regardless of when such investment is consummated) (such parties, including affiliates of such parties hereinafter "**NI Parties**"), or consummates any investment with any NI Parties.

(h) Upon the execution of this Agreement, the Agents shall have the right to appoint an observer (the "**Board Observer**") to attend as a non-voting observer of all meetings of the Company's Board of Directors and each committee thereof. The Company shall provide the Board Observer with (i) notice of all meetings of the Board of Directors and each committee hereof and (ii) all information delivered to the members of such Board of Directors and/or committees thereof prior to such meetings at the same time such notice and information is delivered to the members of the Board of Directors and/or committees thereof. The Company shall reimburse the Board Observer for all costs and expenses reasonably incurred in connection with attending any meetings of the Board of Directors or committees thereof. Notwithstanding the foregoing, at such time as the Company becomes an SEC reporting company under the Exchange Act, the Agents shall not be entitled to appoint or retain the Board Observer under this Section 4(h).

5. Subscription and Closing Procedures.

(a) Each prospective purchaser will be required to complete and execute the Subscription Documents, which will be forwarded or delivered to the Agents at the Agents' offices together with the subscriber's check or good funds in the full amount of the price for the number of shares desired to be purchased.

(b) All funds for subscriptions received from the Offering will be promptly

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Opus National Capital Markets
Securities Offered Through National Securities Member FINRA/SIPC

forwarded by the Agents or the Company, if received by it, to, and deposited into, a non-interest bearing escrow account (the "**Escrow Account**") established for such purpose with Signature Bank (the "**Escrow Agent**"). All such funds for subscriptions will be held in the Escrow Account pursuant to the terms of an Escrow Deposit Agreement among the Company, the Agents and the Escrow Agent. The Company will pay all fees related to the establishment and maintenance of the Escrow Account. The Company will either accept or reject, for any or no reason, the Subscription Documents in a timely fashion and at the Closing will countersign the Subscription Documents and provide duplicate copies of such documents to the Agents for distribution to the subscribers. The Company will give notice to the Agents of its acceptance of each subscription. The Company, or the Agents on the Company's behalf, will promptly return to subscribers incomplete, improperly completed, improperly executed and rejected subscriptions and give written notice thereof to the Agents upon such return.

6. Further Covenants of the Company. The Company hereby covenants and agrees that:

(a) If, at any time (i) any event shall occur which does or may materially affect the Company or as a result of which it might become necessary to amend or supplement the Disclosure Materials so that the representations, warranties and covenants herein remain true, or (ii) in case it shall, in the opinion of counsel to the Agents and the Company, be necessary to amend or supplement the Disclosure Materials to comply with Regulation D or any other applicable securities laws or regulations, the Company shall, in the case of (i) above, promptly notify the Agents and, in the event of either (i) or (ii) above shall, at its sole cost, prepare and furnish to the Agents copies of appropriate amendments and/or supplements to the Disclosure Materials in such quantities as the Agents may request. The Company shall not at any time prepare or use any amendment or supplement to the Disclosure Materials of which the Agents shall not previously have been advised and furnished with a copy, or to which the Agents or their counsel will have reasonably objected in writing or orally (confirmed in writing within 24 hours), or which is not in compliance with the Securities Act, the regulations thereunder and other applicable securities laws. As soon as the Company is advised thereof, the Company shall advise the Agents and their counsel, and confirm the advice in writing, of any order preventing or suspending the use of the Disclosure Materials, or the suspension of the qualification or registration of the shares for offering or the suspension of any exemption for such qualification or registration of the shares for offering in any jurisdiction, or of the institution or threatened institution of any proceedings for any of such purposes, and the Company shall use its best efforts to prevent the issuance of any such order and, if issued, to obtain as soon as reasonably possible the lifting thereof.

(b) The Company will use its commercially reasonable efforts to assist counsel to the Agents in qualifying the shares for sale under the securities laws of such U.S. jurisdictions as may be mutually agreed to by the Company and the Agents; provided, that the Company will not be required or obligated to qualify to do business in any jurisdiction where it is not now so qualified or to take any action which would subject it to service of process in suits, other than those arising out of the offering or sale of the shares. Furthermore, the Company shall file a copy of a Notice of Sale on Form D with the SEC within the prescribed time period and shall file all amendments with the SEC as may be required. Copies of the Form D and all amendments thereto shall be provided to the Agents. The Company or its counsel will provide counsel for the Agents with copies of all correspondence or other documentation filed with or received from any jurisdiction where the shares are to be registered or qualified or offered. The Company will

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Opus National Capital Markets
Securities Offered Through National Securities Member FINRA/SIPC

promptly provide to the Agents for delivery to all offerees and investors and their representatives any additional information, documents and instruments which the Agents or the Company reasonably deem necessary to comply with the rules, regulations and judicial and administrative interpretations respecting compliance with such exemptions or qualifications and registrations in those states where the shares are to be offered or sold.

(c) The Company shall place a legend on the certificates stating that the securities evidenced thereby have not been registered under the Securities Act or applicable state securities laws, setting forth or referring to the applicable restrictions on transferability and sale of such securities under the Securities Act and applicable state laws.

(d) During the Offering Period, the Company shall make available for review by prospective Investors during normal business hours at the Company's offices, upon their request, copies of such corporate documents, including, but not limited to, organizational materials and material contracts, as such Investor shall reasonably request, to the extent that such shall not violate any obligation on the part of the Company to maintain the confidentiality thereof, and shall afford each prospective Investor the opportunity to ask questions of and receive answers from an officer of the Company concerning the terms and conditions of the Offering and the opportunity to obtain such other additional information necessary to verify the accuracy of the Disclosure Materials to the extent it possesses such information or can acquire it without unreasonable expense.

(e) Until the earlier of (i) the final closing of the Offering, and (ii) the Termination Date the Company will not issue any press release, grant any media interview (including without limitation, internet media outlets), or otherwise communicate with the media ("Public Communication") in any manner whatsoever without prior notice to the Agents.

(f) The Company shall pay all expenses incurred in connection with the preparation and printing of all necessary offering documents, amendments, and instruments related to the Offering and the issuance and shall also pay its own expenses for accounting fees, legal fees, bound volumes of closing documents, and other costs involved with the Offering. The Company shall provide at its own expense such quantities of the Disclosure Materials and other documents and instruments relating to the Offering as the Agents may reasonably request. The Blue Sky filings shall be prepared by the Agents' counsel for the Company's account, with copies to Company's counsel concurrently (or as soon as sent or received as reasonable possible) of the filings, correspondence, orders, findings and all related matters. In addition, the Company shall pay all filing fees and reasonable legal fees and expenses for Blue Sky services and related filings and out-of-pocket expenses of the Agents' counsel with respect to Blue Sky exemptions that are sought with respect to the Offering (the "**Blue Sky Expenses**"). The Blue Sky filings shall be prepared by the Agents' counsel for the Company's account.

7. <u>Conditions of Placement Agents' Obligations</u>. The obligations of the Agents hereunder are subject to the fulfillment, at or before each closing, of the following additional conditions:

(a) Each of the representations and warranties of the Company qualified as to materiality shall be true and correct at all times prior to and on each closing, except to the extent any such representation or warranty expressly speaks as of an earlier date, in which case such representation or warranty shall be true and correct as of such earlier date, and the representations

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Opus National Capital Markets
Securities Offered Through National Securities Member FINRA/SIPC

and warranties of the Company not qualified as to materiality shall be true and correct in all material respects at all times prior to and on each closing.

(b) The Company shall have performed and complied in all material respects with all agreements, covenants and conditions required to be performed by, and complied with, at or before each closing.

(c) No order suspending the use of the Disclosure Materials or enjoining the offering or sale of the shares shall have been issued, and no proceedings for that purpose or a similar purpose shall have been initiated or pending, or, to the best of the Company's knowledge, are contemplated or threatened.

(d) No judgment, writ, order, injunction, award or decree of or by any court, or judge, justice or magistrate, including any bankruptcy court or judge, or any order of or by any governmental authority, shall have been issued, and no action or proceeding shall have been instituted by any governmental authority, enjoining or preventing the consummation of the transactions contemplated hereby.

(e) The Agents shall have received certificates from the Company, dated as of each closing, certifying, in such detail as the Agents may reasonably request, as to the fulfillment of the conditions set forth in paragraphs (a), (b), (c) and (d) above.

(f) On or prior to the date hereof and at each closing, the Company shall have provided a certificate to the Agents confirming that, to the best of its knowledge, there have been no material adverse changes in the condition (financial or otherwise) or prospects of the Company from the date of the financial statements included in the Disclosure Materials, the absence of undisclosed liabilities and such other matters relating to the financial condition and prospects of the Company that the Agents may reasonably request.

(g) At each closing, the Company shall pay and deliver to the Agents the Agents' Fee, calculated in accordance with Sections 4(d), the Agents Legal Expense Reimbursement (first closing only) and the Blue Sky Expenses in accordance with Section 6(f) hereof.

(h) At the closing the Company shall have delivered to the Agents and/or its designees, the appropriate number of Agents' Warrants, calculated in accordance with Section 4(e) hereof.

(i) There shall have been delivered to the Agents a signed opinion of Alston & Bird LLP., counsel to the Company, dated as of the closing, containing substantially the opinions set forth as Annex A hereto.

(j) All proceedings taken at or prior to the closing in connection with the authorization, issuance and sale of the shares and the Agents' Warrants will be reasonably satisfactory in form and substance to the Agents and its counsel, and such counsel shall have been furnished with all such documents, certificates and opinions as it may reasonably request upon reasonable prior notice in connection with the transactions contemplated hereby.

8. Covenants of the Agents. The Agents covenant that:

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Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

(a) The Agents shall limit their offering of the Shares to persons who the Agents have reasonable grounds to believe and in fact believe are "accredited investors".

(b) The Agents shall in connection with the Offering provide copies of the executed subscription documentation to the Company prior to the closing to enable the Company to establish and determine that each such subscriber is an "accredited investor" within the meaning of Rule 501(a) of Regulation D.

(c) The Agents shall not sell the Shares offered pursuant to the Disclosure Materials by any means of public solicitation or general advertising

(d) To the extent it is determined by the parties hereto and their respective legal counsel that a supplement or amendment to the Disclosure Materials is required based on events that may materially affect the Company or otherwise, the Agents shall distribute copies of any such supplement or amendment to persons who have previously received a copy of the Disclosure Materials from the Agents and who continue to be interested in the Offering and include such supplement or amendment in all further deliveries of the Disclosure Materials.

9. Indemnification.

(a) The Company agrees to indemnify and hold harmless the Agents, their officers, directors, partners, employees, agents (including subagents and selected dealers), and counsel, and each person, if any, who controls either of the Agents within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, against any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Disclosure Materials, or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, unless such statement or omission was made in reliance upon and in conformity with written information furnished to the Company as stated in Section 9(b) with respect to the Agents expressly for inclusion in the Disclosure Materials or (ii) any breach of any representation, warranty, covenant, or agreement of the Company contained in this Agreement. The foregoing agreement to indemnify shall be in addition to any liability the Company may otherwise have, including liabilities arising under this Agreement.

If any action is brought against the Agents or any of its officers, directors, partners, employees, agent, or counsel, or any controlling persons of the Agents (an "indemnified party"), in respect of which indemnify may be sought against the Company pursuant to the foregoing paragraph, such indemnified party or parties shall promptly notify the Company (the "indemnifying party") in writing of the institution of such action (but the failure so to notify shall not relieve the indemnifying party from any liability it may have other than pursuant to this Section 9(a)) and the indemnifying party shall promptly assume the defense of such action, including the employment of counsel (reasonably satisfactory to such indemnified party or parties) and payment of expenses. Such indemnified party shall have the right to employ its own counsel in any such case, but the fees and expense of such counsel shall be at the expense of such indemnified party

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unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties to have charge of the defense of such action or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties which are different from or additional to those available to one or more of the indemnifying parties, in any of which events such reasonable fees and expenses of one such counsel shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. Anything in this paragraph to the contrary notwithstanding, the indemnifying party shall not be liable for any settlement of any such claim or action effected without its written consent, not to be unreasonably withheld. The Company agrees to promptly notify the Agents of the commencement of any litigation or proceedings against the Company or any of its officers or directors in connection with the sale of the shares or the Disclosure Materials.

(b) The Agents agrees to indemnify and hold harmless the Company, its officers, directors, employees, agents, and counsel, and each other person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act, to the same extent as the foregoing indemnity from the Company to the Agents in Section 9(a), with respect to any and all loss, liability, claim, damage, and expense whatsoever (which shall include, for all purposes of this Section 9, but not be limited to, reasonable attorneys' fees and any and all expense whatsoever incurred in investigating, preparing, or defending against any litigation, commenced or threatened, or any claim whatsoever and any and all amounts paid in settlement of any claim or litigation) as and when incurred arising out of, based upon, or in connection with (i) statements or omissions, if any, made in the Disclosure Materials in reliance upon and in conformity with written information furnished to the Company with respect to the Agents expressly for inclusion in the Disclosure Materials or (ii) any breach of any representation, warranty, covenant or agreement of the Agents contained in this Agreement. If any action shall be brought against the Company or any other person so indemnified based on the Subscription Documents or the Disclosure Materials and in respect of which indemnity may be sought against the Agents pursuant to this Section, the Agents shall have the rights and duties given to the indemnifying party, and the Company and each other person so indemnified shall have the rights and duties given to the indemnified parties, by the provisions of Section 9(a) hereof.

10. <u>Contribution</u>. To provide for just and equitable contribution, if (i) an indemnified party makes a claim for indemnification pursuant to Section 9(a) or 9(b) hereof but it is found in a final judicial determination, not subject to further appeal, that such indemnification may not be enforced in such case, even though this Agreement expressly provides for indemnification in such case, or (ii) any indemnified or indemnifying party seeks contribution under the Securities Act, the Exchange Act, or otherwise, then the Company (including for this purpose any contribution made by or on behalf of any officer, director, employee, agent, or counsel of the Company, or any controlling person of the Company), on the one hand, and the Agents (including for this purpose any contribution by or on behalf of an indemnified party), on the other hand, shall contribute to the losses, liabilities, claims, damages, and expenses whatsoever to which any of them may be subject, in such proportions as are appropriate to reflect the relative benefits received by the Company, on the one hand, and the Agents, on the other hand; provided, however, that if applicable law does not

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Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

permit such allocation, then other relevant equitable considerations such as the relative fault of the Company and the Agents in connection with the facts which resulted in such losses, liabilities, claims, damages, and expenses shall also be considered. The relative benefits received by the Company, on the one hand, and the Agents, on the other hand, shall be deemed to be in the same proportion as (x) the total proceeds from the Offering (net of compensation payable to the Agents pursuant to Section 4(d) hereof but before deducting expenses) received by the Company, and (y) the compensation received by the Agents pursuant to Section 4(d) hereof.

The relative fault, in the case of an untrue statement, alleged untrue statement, omission, or alleged omission, shall be determined by, among other things, whether such statement, alleged statement, omission, or alleged omission relates to information supplied by the Company or by the Agents, or their respective employees, agents or representatives, and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement, alleged statement, omission, or alleged omission. The Company and the Agents agree that it would be unjust and inequitable if the respective obligations of the Company and the Agents for contribution were determined by pro rata or per capita allocation of the aggregate losses, liabilities, claims, damages, and expenses or by any other method of allocation that does not reflect the equitable considerations referred to in this Section 10. No person guilty of a fraudulent misrepresentation shall be entitled to contribution from any person who is not guilty of such fraudulent misrepresentation. For purposes of this Section 10, each person, if any, who controls either of the Agents within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, partners, employee, agent, and counsel of the Agents, shall have the same rights to contribution as the Agents, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act or Section 20(a) of the Exchange Act and each officer, director, employee, agent, and counsel of the Company, shall have the same rights to contribution as the Company, subject in each case to the provisions of this Section 10. Anything in this Section 10 to the contrary notwithstanding, no party shall be liable for contribution with respect to the settlement of any claim or action effected without its written consent.

11. Termination.

(a) The Offering may be terminated by the Agents at any time prior to the expiration of the Offering Period in the event that: (i) any of the representations, warranties or covenants of the Company contained herein or in any other document shall prove to have been false or misleading in any material respect when actually made; (ii) the Company shall have failed to perform any of its material obligations hereunder or in any other documents; or (iii) there shall occur any event, within the control of the Company, which could materially adversely affect the transactions contemplated hereby or in any other document or the ability of the Company to perform hereunder or thereunder. In such event, the Agents shall be entitled to receive from the Company, within fifteen (15) business days of the Termination Date, in addition to other rights and remedies it may have hereunder, at law or otherwise, an amount equal to the sum of: (A) any and all Agents' Fee and Agents' Warrants and shares which would have been earned through the Termination Date based on amounts in the Escrow Account that, but for the termination would have been available in normal course for release to the Company at a closing and shall retain any Agents' Fee and Agents' Warrants and shares for any closings previously consummated; (B) the Agent Expense Allowance based on amounts in the Escrow Account that, but for the termination would have been available in normal course to be paid to the Placement Agent at a

11

Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

Closing and shall retain any Agent Expense Allowance for any closings previously consummated, along with the Agent Legal Expense Reimbursement [(A) and (B) collectively, the "**Termination Amount**"] and (C) all amounts which may become payable to the Agents pursuant to the provisions of Section 4(g) hereof. In addition, in the event such termination occurs prior to the time that a closing has been consummated and there are no funds in the Escrow Account, the Agents will be entitled, upon presentation of a written accounting therefor in reasonable detail (but without the need to include the underlying statements or evidence of payment), to prompt reimbursement of its actual, out-of-pocket expenses related to the Offering, including but not limited to the Agents' Legal Expense Reimbursement, travel expenses and the fees and expenses of outside experts, if any, retained to assist the Agents with due diligence (the foregoing hereinafter referred to as the "**Expense Reimbursement**").

(b) This Offering may be terminated by the Company at any time prior to the expiration of the Offering Period in the event that the Agents shall have failed to perform any of its material obligations hereunder. In the event of any such termination by the Company, the Agents shall not be entitled to any amounts whatsoever except for the Expense Reimbursement.

(c) This Offering may also be terminated by the Company at any time prior to the expiration of the Offering Period for any reason not covered in Section 11(b) above (the "**Company 11(c) Termination**"). In such event, the Agents shall be entitled to receive from the Company (i) the Termination Amount (or if at the time of such termination, there are no funds in the Escrow Account that have or are to be released to Company, the Expense Reimbursement) and (ii) all amounts which may become payable to the Agents pursuant to the provisions of Section 4(g).

(d) Upon any such termination, the Agents and the Company will cause, via written instructions to the Escrow Agent, all monies received with respect to the subscriptions for shares not accepted by the Company to be promptly returned to such subscribers without interest, penalty, expense or deduction.

(e) Before any termination by the Agents under Section 11(a) or by the Company under Section 11(b) or Section 11(c) shall become effective, the terminating party shall give written notice to the other party of its intention to terminate the Offering (the "**Termination Notice**"). The Termination Notice shall specify the grounds for the proposed termination, except in the case of a Section 11(c) Termination.

(f) Subject to Section 12 below, this Agreement shall terminate upon the occurrence and satisfactory completion of the Offering and sale of the shares, unless earlier terminated as provided herein

12. Survival. The obligations of the parties to pay any costs and expenses hereunder and to provide indemnification pursuant to Section 9 and contribution pursuant to Section 10 shall survive any termination or completion of the Offering. The respective indemnities, agreements, representations, warranties and other statements of the Company or the Agents set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of, and regardless of any access to information by, the Company or the Agents, or any of their officers or directors or any controlling person thereof, and will survive the sale of the shares. In addition, the provisions of Sections 4(g), 4(h), 6(g), and 11 through 21

12

Opus National
Capital Markets
Securities Offered Through National Securities Member FINRA/SIPC

hereof shall also survive the termination or expiration of this Offering.

13. Governing Law; Jurisdiction. This Agreement shall be deemed to have been made and delivered in Delaware and shall be governed as to validity, interpretation, construction, affect and in all other respects by the internal laws of the State of Delaware. **THE COMPANY AND THE AGENTS AGREE AND CONSENT TO PERSONAL JURISDICTION, SERVICE OF PROCESS AND VENUE IN ANY FEDERAL OR STATE COURT WITHIN THE STATE AND COUNTY OF NEW YORK IN CONNECTION WITH ANY ACTION BROUGHT.**

14. Notices. All notices and other communications given or made pursuant hereto shall be in writing and shall be deemed to have been duly given or made as of the date delivered personally, or the date mailed if mailed by registered or certified mail (postage prepaid, return receipt requested) to the parties at the following addresses (or at such other address for a party as shall be specified by like changes of address which shall be effective upon receipt) or sent by electronic transmission, with confirmation received, if sent to the Agents, will be mailed, delivered or telefaxed and confirmed to: OPN, 120 Broadway, Suite 2840, New York, New York 10271, Attention: Hany Awadalla, National Securities Corporation, 120 Broadway, 27th Floor, New York, New York 10271, Attention: Jonathan Rich, and if sent to the Company, to: TG Therapeutics, Inc. 787 Seventh Avenue, New York, New York 10019, Attention: Michael S. Weiss.

15. Limitation of Engagement to the Company. The Company acknowledges that the Agents have been retained only by the Company, that the Agents are providing services hereunder as independent contractors (and not in any fiduciary or agency capacity) and that the Company's engagement of the Agents is not deemed to be on behalf of, and is not intended to confer rights upon, any shareholder, owner or partner of the Company or any other person not a party hereto as against the Agents or any of their affiliates, or any of the Agents' or their affiliates' officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents, other than the indemnification and contribution provisions set forth in Sections 9 and 10 hereof. Unless otherwise expressly agreed in writing by the Agents or as provided in Sections 9 or 10 hereof, no one other than the Company is authorized to rely upon this Agreement or any other statements or conduct of the Agents, and no one other than the Company is intended to be a beneficiary of this Agreement.

16. Limitation of Liability to the Company. Except as provided in Section 9 (Indemnification) and Section 10 (Contribution), neither the Agents nor any of their affiliates or any of the Agents' or their affiliates' officers, directors, controlling persons (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act), employees or agents shall have any liability to the Company, its security holders or creditors, or any person asserting claims on behalf of or in the right of the Company (whether direct or indirect, in contract, tort, for an act of negligence or otherwise) for any losses, fees, damages, liabilities, costs, expenses or equitable relief arising out of or relating to this Agreement or the services rendered hereunder, except for losses, fees, damages, liabilities, costs or expenses that arise out of or are based on any action of or failure to act by the Agents and that are finally determined (by a court of competent jurisdiction and after exhausting all appeals) to have resulted from the fraud, gross negligence, or willful misconduct of the Agents.

17. Modification; Performance; Waiver. No provision of this Agreement may be changed or terminated except by a writing signed by the party or parties to be charged therewith.

13

Opus National Capital Markets

Securities Offered Through National Securities Member FINRA/SIPC

Unless expressly so provided, no party to this Agreement will be liable for the performance of any other party's obligations hereunder. Any party hereto may waive compliance by the other with any of the terms, provisions and conditions set forth herein; provided, however that any such waiver shall be in writing specifically setting forth those provisions waived thereby. No such waiver shall be deemed to constitute or imply waiver of any other term, provision or condition of this Agreement. This Agreement contains the entire agreement between the parties hereto and is intended to supersede any and all prior agreements between the parties relating to the same subject matter except for the provision regarding fees for the Manhattan transaction included in the Engagement Letter between the parties, which shall remain in full force and effect.

18. Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original, and all of which taken together shall constitute one and the same agreement (and all signatures need not appear on anyone counterpart). In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a ".pdf" format data file, such signature shall create a valid and binding obligation of the party executing (or on whose behalf such signature is executed) with the same force and effect as if such facsimile or ".pdf" signature page were an original thereof. This Agreement shall become effective when one or more counterparts has been signed and delivered by each of the parties hereto.

19. Severability. If any provision of this Agreement is held to be illegal, invalid or unenforceable under any present or future laws, such provision shall be fully severable. This Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of each such illegal, invalid or unenforceable provision there shall be deemed added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible to cause such provision to be legal, valid and enforceable.

20. Headings. The captions and headings used in this Agreement are for convenience only and do not in any way affect, limit, amplify or modify the terms and provisions of this Agreement.

21. Miscellaneous. This Agreement shall inure to the benefit of, and be binding upon, the successors of the Agents and of the Company. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, company or corporation, other than the parties hereto and their successors, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision hereof. The term "successors" shall not include any purchaser of the shares merely by reason of such purchase. If the Engagement Letter dated October 11, 2011 or any amendments thereto conflict with any provision of this Agreement, this Agreement shall govern.

[BALANCE OF PAGE INTENTIONALLY BLANK]

[SIGNATURE PAGE FOLLOWS]

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If the foregoing is in accordance with your understanding of our agreement, kindly sign and return this Agreement, whereupon it will become a binding agreement between the Company and the Agents in accordance with its terms.

National Securities Corporation

Opus National Capital Markets

By: ______________________
Name: Hany Awadalla
Title: Managing Director

ACCEPTED AND AGREED:

TG Therapeutics, Inc.

By: ______________________
Name: Michael S. Weiss
Title: Chairman

EXHIBIT A

FORM OF OPINION OF COUNSEL

1. The Company is a corporation in good standing under the laws of the State of Delaware and has the requisite corporate power and authority to carry on its business as now conducted. Based solely upon our review of the _________, the Company is qualified to do business in the states of _____________

2. The Company has the corporate power and authority and has taken all requisite corporate action necessary for (i) the authorization, execution and delivery of the Placement Agency Agreement and the Transaction Documents[1] , (ii) the authorization of the performance of all obligations of the Company under the Placement Agency Agreement and the Transaction Documents, and (iii) the authorization, issuance (or reservation for issuance) and delivery of the Shares and the Warrants. Each of the Placement Agency Agreement and the Transaction Documents have been duly authorized, executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

3. The authorized capital stock of the Company consists of 25,000,0000 shares of Common Stock, par value $0.01 per share, [_________][[USE POST SPLIT NUMBERS] of which are issued and outstanding prior to the Closing, and 10,000,000 shares of preferred stock, of which none are issued and outstanding prior to the Closing. All of such issued and outstanding shares are duly authorized and validly issued and are, to our knowledge, fully paid and nonassessable. The Company has reserved _________shares of Common Stock for issuance under the Company's equity incentive plans. Except as described above, to our knowledge there are no other presently outstanding preemptive rights, options, warrants, conversion privileges or rights to purchase any of the authorized but unissued stock of the Company other than as disclosed in the Company's Form 10-Q Quarterly Report for the period ended [ ] as filed with the Securities and Exchange Commission or disclosed under the Agreement.

4. The common stock included in the shares upon issuance will be validly issued, fully paid and non-assessable. Upon the due exercise of the warrants and payment of the exercise price for the warrant and shares will be validly issued, fully paid and non-assessable. The Company has reserved a sufficient number of shares of common stock for issuance upon the exercise of the warrants.

5. The execution, delivery and performance of the Transaction Documents by the Company and the offer, issuance and sale of the shares and warrants requires no consent of, action by or in respect of, or filing with, any governmental body, agency, or official known to us or under any law, rule or regulation known to us, other than those that have been made or

---

[1] Transaction Documents should include the Securities Purchase Agreement, Warrants and Agent Warrants.

20

obtained which are in full force and effect and post-sale filings pursuant to applicable state and federal securities laws.

6. The execution, delivery and performance of the Placement Agency Agreement, Escrow Agreement and the Transaction Documents by the Company and the issuance and sale of the shares and warrants does not and will not conflict with or result in a breach or violation of any of the terms and provisions of, or constitute a default under (i) the Company's Certificate of Incorporation or Bylaws, each as in effect on the date hereof, or (ii) any statute, rule, regulation or order of any governmental agency or body or any court, domestic or foreign, known to us and having jurisdiction over the Company or any of its assets or properties.

7. Assuming that the shares and warrants were sold only to "accredited investors" (as defined in Rule 501 of Regulation D of the Securities Act of 1933, as amended (the "Securities Act"), the Agents complied in all material respects with Regulation D of the Securities Act and the terms and conditions of the Offering set forth in the Placement Agency Agreement and the Disclosure Materials, and assuming further that a Form D was properly filed with the Securities and Exchange Commission, the offering and sale of the shares and warrants pursuant to valid exemptions for the registration requirements of the Securities Act, will not be registered under the Securities Act and will constitute "restricted securities" under the Securities Act.

8. Except as set forth in the Disclosure Materials or in the SEC Reports we are not representing the Company in any pending litigation or in any litigation that is overtly threatened in writing against it by a potential claimant that challenges the validity or enforceability of, or seeks to enjoin the performance of, the Transaction Documents.

We have participated in conferences with officers and other representatives of the Company, at which conferences the contents of the Disclosure Materials and related matters were discussed. Although we are not passing upon, and do not assume any responsibility for, the accuracy, completeness or fairness of the statements contained in the Disclosure Materials and have made no independent check or verification thereof, based upon those conferences and upon our participation in the preparation of the Disclosure Materials, nothing has come to our attention which would lead us to believe that the Disclosure Materials (other than the financial statements, notes and schedules thereto and other financial and statistical date included therein or derived therefrom, as to which we express no opinion or belief) as of its date, contained or contains any untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements contained therein, in light of the circumstances under which they were made, not misleading.

21

AMENDMENT NO. 1
TO PLACEMENT AGENCY AGREEMENT

This Amendment No. 1 (this “Amendment”) to that certain Placement Agency Agreement (the “Agreement”), dated as of December 6, 2011, by and among TG Therapeutics, Inc., a Delaware corporation (“TG Therapeutics”), OPN Capital Markets (“OPN”) and OPN’s affiliated broker-dealer, National Securities Corporation, is entered into by and among the aforementioned parties and Manhattan Pharmaceuticals, Inc., a Delaware corporation having an address at 787 Seventh Avenue, 48th Floor, New York, NY 10019 (“Manhattan” and collectively with the aforementioned parties, the “Parties”), this 30th day of December 2011.  Manhattan agrees to be bound by the terms and conditions of the Agreement, as amended herein.  All capitalized terms not herein defined shall have the meaning ascribed to them in the Agreement and that certain Confidential Offering Memorandum, dated December 1, 2011, as amended or supplemented from time to time, including all attachments, schedules and exhibits thereto.

The Parties hereby agree to the following amendments:

1.
All references to the “Company” in the Agreement and this Amendment shall mean Manhattan, and in Sections 3(b), 6(d) and 9 of the Agreement, the term “Disclosure Materials” shall include without limitation the Company’s filings with the Securities and Exchange Commission.

2.
All investors in the Offering shall receive shares of Manhattan’s Common Stock rather than shares of Convertible Bridge Preferred Stock of TG Therapeutics, Inc., except that Opus Point Partners, LLC and the Licensors, and any of their affiliates, may receive shares of Manhattan’s Preferred Stock.  The term “Shares” in the Agreement shall hereby be amended to mean shares of Manhattan, the term “Warrants” shall mean warrants to purchase shares of Manhattan’s Common Stock at an exercise price of $0.04, and the term “Agents’ Warrants” shall mean warrants to purchase shares of Manhattan's Common Stock at an exercise price of $0.04.

Each of the Parties shall execute such further documents and instruments and take such further actions as may reasonably be requested by any other Party in order to effect the amendments contemplated herein.

Except as set forth herein, the Agreement shall remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, the Parties have duly executed this Amendment, which may be executed in one or more counterparts, all of which together constituting one and the same agreement, as of the date first set forth above.

TG THERAPEUTICS, INC.

By:	/s/ Michael Weiss
Name:	Michael Weiss
Title:	Chief Executive Officer

MANHATTAN PHARMACEUTICALS, INC.

By:	/s/ Michael Weiss
Name:	Michael Weiss
Title:	Chief Executive Officer

NATIONAL SECURITIES CORPORATION

By:	/s/ Jonathan C. Rich
Name:	Jonathan C. Rich
Title:	EVP – Head of Investment Banking

OPN CAPITAL MARKETS

By:	/s/ Hany S. Awadalla
Name:	Hany S. Awadalla
Title:	Managing Director